Exhibit 99.1

NII HOLDINGS ANNOUNCES VOLUNTARY FILING FOR RELIEF UNDER CHAPTER 11

RESTON, Va., September 15, 2014 - NII Holdings, Inc. [NASDAQ: NIHD] today announced that the Company and certain of its U.S. and Luxembourg-based subsidiaries commenced chapter 11 proceedings under the U.S. Bankruptcy Code for the Southern District of New York as the first step to restructuring its debt obligations and to improve the Company's liquidity. The Company has been in discussions with its major stakeholders over the last several months and is optimistic that those discussions will lead to a debt restructuring plan that will be reflected in a plan of reorganization that will be submitted in the proceedings in the near future. The Company’s operating subsidiaries in Brazil, Mexico and Argentina are not part of the U.S. bankruptcy proceedings and will continue to operate on a “business as usual” basis.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a provider of differentiated mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico and Argentina, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings is a Fortune 500 and Barron's 500 company, and has also been named one of the best places to work among multinationals in Latin America by the Great Place to Work® Institute. The Company trades on the NASDAQ market under the symbol NIHD. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This press release includes “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding the business outlook, the likelihood that the Company and various stakeholders will reach agreement on a debt restructuring plan and plan of reorganization in the bankruptcy proceedings, and future operations and performance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the ability of the Company to continue as a going concern; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases; the ability of the Company to develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases; court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; the length of time the Company will operate under the Chapter 11 cases; risks associated with third party motions in the Chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; the potential adverse effects of the Chapter 11 cases on the Company’s subsidiaries’ liquidity, results of operations, brand or business prospects; the ability to execute the

Company’s business and restructuring plan; increased legal costs related to the Chapter 11 cases and other litigation; and the additional risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Tahmin Clarke
(703) 390-7174
tahmin.clarke@nii.com